Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-84992, 33-21121, 33-38219, 33-38920, 33-64314, 33-44087, 33-53353,
333-14419, 333-42545, 333-50901, 333-59634 and 333-124489) pertaining to the
Rogers Employee Savings and Investment Plan of Rogers Corporation of our report dated June 20, 2006, with respect to the financial statements and schedule of the Rogers Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.



                                                          ERNST & YOUNG LLP


Boston, Massachusetts
June 23, 2006